Exhibit 5.2

September 24, 2012

Lone Pine Resources Inc.

1100, 640 - 5th Avenue S.W.

Calgary, Alberta T2P 3G4

Ladies and Gentlemen:

We have acted as Canadian counsel to each of Lone Pine Resources Inc. (the “Parent Guarantor”), Lone Pine Resources Canada Ltd. (the “Company”) and the Subsidiary Guarantors (as defined below) in connection with the registration under the United States Securities Act of 1933, as amended, of US$200,000,000 aggregate principal amount of 10.375% Senior Notes due 2017 (the “New Notes”) of the Company and related guarantees thereof (the “Guarantees”) by the Parent Guarantor and each of Wiser Delaware LLC, Wiser Oil Delaware, LLC and Lone Pine Resources (Holdings) Inc. (the “Subsidiary Guarantors”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) of the Parent Guarantor, the Company and the Subsidiary Guarantors filed with the United States Securities and Exchange Commission (the “Commission”).

The New Notes will be issued under an indenture dated as of February 14, 2012 (the “Indenture”) among the Company, the Parent Guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined such documents and records, certified or otherwise identified to our satisfaction, including the Indenture, and considered such questions of law as we have considered relevant and necessary as a basis for the opinions set forth herein.  In all examinations we have assumed the genuineness of all signatures, the authority and legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified, facsimile, reproduced or conformed copies and the veracity and completeness of the information contained therein.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of the Company, the Parent Guarantor and the Subsidiary Guarantors, as applicable, and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete.  With respect to our opinions in paragraph 1 below, we have relied exclusively on certificates of status dated September 24, 2012 issued in respect of the Company and Lone Pine Resources (Holdings) Inc. (“LPR Holdings”), respectively, by the Registrar of Corporations for the Province of Alberta pursuant to the Business Corporations Act (Alberta).

We have also assumed, without independent investigation or verification, that: (i) all applicable agreements, instruments and other documents and records, including the Indenture, have been duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Company and LPR Holdings, and all parties have complied with the terms and conditions thereof; (ii) the New Notes will be issued and exchanged in compliance with all applicable laws and in the manner described in the Registration Statement; and (iii) the New Notes will be in substantially the form attached to the Indenture with any information omitted from such form properly added, and will be duly authenticated by the Trustee and otherwise issued, executed and delivered in accordance with the Indenture.

Our opinions herein are limited in all respects to the laws of the Province of Alberta and the federal laws of Canada applicable therein (“Alberta Law”) as in effect on the date hereof, and we do not express any opinion as to the laws of any other jurisdiction or their effect.  We express no opinion as to any matter other than as expressly set forth below, and no opinion on any other matter may be inferred or implied herefrom.  Our opinions herein are given as at the date hereof and we disclaim any obligation to update this letter or to advise you or any other person of any change in law or fact that may occur or come to our attention after the date hereof.

Based upon the foregoing and subject to the assumptions and limitations set forth herein, we are of the opinion that:

1.             Each of the Company and LPR Holdings is a valid and subsisting corporation under the laws of the Province of Alberta.

2.             The Company has the corporate power and capacity to execute and deliver the Indenture and to issue the New Notes in accordance with the terms and conditions thereof, and all necessary corporate action has been taken on the part of the Company to authorize the execution and delivery of the Indenture, the issuance of the Notes and the performance by the Company of its obligations thereunder.

3.             LPR Holdings has the corporate power and capacity to execute and deliver the Indenture, and all necessary corporate action has been taken on the part of LPR Holdings to authorize the execution and delivery of the Indenture and the performance by LPR Holdings of its obligations thereunder (including its Guarantee as provided therein).

4.             The Indenture has been duly executed and delivered by each of the Company and LPR Holdings to the extent that execution and delivery are governed by Alberta law.

Our opinions herein are furnished to you solely in connection with the filing of the Registration Statement and may not be circulated, quoted, reproduced, relied upon or otherwise used or referred to for any other purpose without our prior written consent.

We hereby consent to the filing of a copy of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Yours truly,
/s/ Bennett Jones LLP